Exhibit 99.1

Yum China Reports Fourth Quarter Results, Increases Dividend by 23% and Steps Up 2024 Share Repurchases to $1.25 billion

Fourth Quarter System Sales Up 21%, Operating Profit Up 170% and Core Operating Profit Grew 324% 1

Full Year System Sales Up 21%, Operating Profit Up 76% to $1.1 Billion and Core Operating Profit Grew 79%

Record 2023 Results - Total Revenues of $11 Billion, Adjusted Operating Profit of $1.1 Billion and 1,697 Net New Stores Opened

14,644 Stores in Over 2,000 Cities

Shanghai, China (February 6, 2024) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter Highlights

•
Total system sales grew 21% year over year excluding foreign currency translation (“F/X”). Growth was mainly attributable to 12% net new unit contribution2, 4% same-store sales growth and lapping temporary closures from the pandemic in the prior year.
•
Opened 542 net new stores in the fourth quarter. Total stores reached 14,644 as of December 31, 2023. KFC reached 10,296 stores and Pizza Hut reached 3,312 stores.
•
Total revenues increased 19% to $2.49 billion, or 21% excluding F/X.
•
Operating profit grew 170% to $110 million. Core operating profit grew 324%.
•
Restaurant margin expanded to 10.7%. Excluding items affecting comparability at the restaurant level – the impact from temporary relief and VAT deduction benefits in both years, restaurant margin expanded 170 basis points.
•
Diluted EPS increased 77% to $0.23. Excluding Special Items as well as unfavorable impacts of $0.01 from F/X and $0.04 from the mark-to-market investment in Meituan, the increase was 164%.
•
Foreign currency translation unfavorably impacted total revenues by $36 million, operating profit by $2 million and diluted EPS by $0.01.

Full Year Highlights

•
Total system sales grew 21% excluding F/X. Growth was mainly attributable to 9% net new unit contribution, 7% same-store sales growth and lapping temporary closures from the pandemic in the prior year.
•
Store count increased 13%, or 1,697 net new stores, exceeding the full-year net new store target.
•
Total revenues were up 15% to $10.98 billion, or 21% excluding F/X.
•
Operating profit grew 76% to $1.1 billion. Core operating profit grew 79%.
•
Restaurant margin expanded to 16.3%. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 270 basis points.
•
Diluted EPS increased 89% to $1.97. Excluding Special Items as well as unfavorable impacts of $0.11 from F/X and $0.04 from the mark-to-market investment in Meituan, the increase was 101%.
•
Foreign currency translation unfavorably impacted total revenues by $589 million, operating profit by $61 million and diluted EPS by $0.11.
•
Shareholder returns through share repurchases and cash dividends increased 25% to $833 million.
•
Digital sales3 exceeded $9.2 billion, with digital ordering accounted for approximately 89% of total company sales.
•
Total membership of KFC and Pizza Hut exceeded 470 million, up 14% versus the prior year. Member sales accounted for approximately 65% of KFC and Pizza Hut’s system sales in the aggregate.

1 Core Operating Profit is defined as Operating Profit adjusted for Special Items, further excluding items affecting comparability and the impact of F/X. The Company uses Core Operating Profit for the purposes of evaluating the performance of its core operations. Please refer to "Reconciliation of Reported GAAP Results to Non-GAAP Measures" included in the accompanying tables of this release for further details.

2 Net new unit contribution refers to sales contribution from net new stores.

3 Digital sales refer to sales at company-owned stores where orderings were placed digitally.

Increasing Dividends and Stepping Up Share Repurchases

•
Yum China returned approximately $390 million to shareholders in the fourth quarter and $833 million for the full year through share repurchases and cash dividends. This stands as the highest full year return thus far in the Company's history.
•
During the fourth quarter, the Company stepped up share repurchases, totaling 7.5 million shares of common stock for $336 million. In 2023 the Company repurchased 12.4 million shares, equivalent to about 3% of its total outstanding shares. As of December 31, 2023, approximately $1.5 billion remained available for future share repurchases under the current authorization program.
•
The Company plans to significantly accelerate the return of value to its shareholders in 2024:
o
The board declared a 23% increase in cash dividend to $0.16 per share on Yum China’s common stock, payable on March 26, 2024 to shareholders of record as of the close of business on March 5, 2024.
o
The Company plans to repurchase $1.25 billion of its common stock in 2024, through open market transactions in the U.S. and Hong Kong. This includes two primary components: (i) an aggregate repurchase amount of $750 million in 2024 under the Rule 10b5-1 of the United States Securities Exchange Act of 1934 (the "Exchange Act") in the U.S. and a similar program in Hong Kong; and (ii) an aggregate repurchase amount of $500 million in the first quarter of 2024 under the Rule 10b-18 of the Exchange Act in the U.S. and through similar transactions in Hong Kong.

Key Financial Results

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
System Sales Growth (4) (%)	21	(4)	NM	NM	21	(5)	NM	NM
Same-Store Sales Growth (4) (%)	4	(4)	NM	NM	7	(7)	NM	NM
Operating Profit ($mn)	110	41	+170	+175	1,106	629	+76	+86
Adjusted Operating Profit (5) ($mn)	116	40	+193	+199	1,121	633	+77	+87
Core Operating Profit (5) (6) ($mn)	111	29	NM	+324	1,121	627	NM	+79
Net Income ($mn)	97	53	+81	+84	827	442	+87	+97
Adjusted Net Income (5) ($mn)	103	52	+96	+100	842	446	+89	+99
Diluted Earnings Per Common Share ($)	0.23	0.13	+77	+85	1.97	1.04	+89	+100
Adjusted Diluted Earnings Per Common Share (5) ($)	0.25	0.13	+92	+92	2.00	1.05	+90	+101

4 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

5 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

6 Current period amounts are derived by translating results at average exchange rates of the prior year period.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

CEO Comments

Joey Wat, CEO of Yum China, commented, “2023 was a pivotal year for Yum China. Not only did we demonstrate strong resilience during the pandemic, but we also seized opportunities that arose from China’s reopening. In 2023, our system sales grew by 21%, surpassing the industry's growth rate, and we set new records for both revenue and profits. Our return to shareholders through cash dividends and share repurchases in 2023 was the highest since spinoff. Looking ahead, we remain very positive about the vast growth opportunities in China. Currently serving just one-third of China's population, our ambitious goal is to extend our reach to half of the population by 2026. Over half of our new stores are located in lower-tier cities, strategically positioned to capture the demand from long-term consumption upgrades there. We are also expanding our addressable market and capturing incremental sales across city tiers with innovative products, engaging campaigns and a wider range of price points. Leveraging our distinctive strengths, including brands deeply ingrained in China, remarkable agility and robust operational execution, we are well-positioned to achieve our growth targets for 2024-2026 and deliver excellent returns to our shareholders through increased cash dividends and stepped-up share buybacks.”

KFC

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	10,296	9,094	+13	NM	10,296	9,094	+13	NM
System Sales Growth (%)	20	(1)	NM	NM	20	(4)	NM	NM
Same-Store Sales Growth (%)	3	(3)	NM	NM	7	(7)	NM	NM
Total Revenues ($mn)	1,872	1,591	+18	+19	8,240	7,219	+14	+20
Operating Profit ($mn)	167	117	+43	+45	1,202	787	+53	+60
Core Operating Profit ($mn)	164	115	NM	+43	1,211	806	NM	+50
Restaurant Margin (%)	12.0	12.7	(0.7)	(0.7)	17.7	15.7	+2.0	+2.0

•
System sales for KFC grew 20% for the quarter and the year, primarily driven by net new unit contribution of 12% and 9%, respectively, 3% increase in same-store sales for the quarter and 7% increase for the year, as well as lapping temporary closures in the prior year.
•
KFC opened a record 1,202 net new stores in 2023 and reached 10,296 stores at year-end 2023.
•
Operating profit of $1.2 billion reached a record level with increases of 43% for the quarter and 53% for the year.
•
Restaurant margin was 12.0% for the quarter. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 60 basis points, primarily due to sales leveraging, which was partially offset by higher promotion costs and wage inflation. Full-year restaurant margin was 17.7%. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 240 basis points, primarily driven by sales leveraging and favorable commodity prices, partially offset by higher promotion costs and wage inflation.
•
Delivery contributed approximately 38% of KFC’s Company sales for the quarter and 36% for the year. Off-premise contributed approximately 66% for the full year 2023, compared to 69% in 2022. Dine-in significantly rebounded in 2023 compared to the pandemic-impacted prior year.

Pizza Hut

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	3,312	2,903	+14	NM	3,312	2,903	+14	NM
System Sales Growth (%)	24	(6)	NM	NM	20	(3)	NM	NM
Same-Store Sales Growth (%)	6	(8)	NM	NM	6	(6)	NM	NM
Total Revenues ($mn)	496	404	+23	+24	2,246	1,960	+15	+21
Operating Profit ($mn)	5	(20)	NM	NM	142	70	+102	+117
Core Operating Profit ($mn)	4	(27)	NM	NM	143	48	NM	+198
Restaurant Margin (%)	7.3	1.9	+5.4	+5.4	11.8	9.2	+2.6	+2.6

•
System sales for Pizza Hut grew 24% for the quarter and 20% for the year, primarily driven by net new unit contribution of 12% for the quarter and 10% for the year, a 6% increase in same-store sales and lapping temporary closures in the prior year.
•
Pizza Hut accelerated new store openings in 2023 with a record 409 net new stores. Total stores reached 3,312 at year-end 2023.
•
Operating profit increased to $5 million for the quarter, compared with an operating loss of $20 million in the prior year period. For the year, operating profit was $142 million, representing 102% growth.
•
Restaurant margin for the quarter was 7.3%. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 680 basis points, primarily driven by sales leveraging, labor productivity gain, and lower rider cost. For the full year, restaurant margin was 11.8%. Excluding items affecting comparability at the restaurant level, restaurant margin expanded 330 basis points from the prior year, primarily driven by sales leveraging and favorable commodity prices, which was partially offset by wage inflation and higher promotion costs.
•
Delivery contributed approximately 40% of Pizza Hut’s Company sales for the quarter and 37% for the year. Off-premise contributed approximately 46% for the year, compared to 52% in 2022, significantly above pre-pandemic 2019 level of 30%.

Outlook

In 2024, Yum China plans to

•
Open approximately 1,500 to 1,700 net new stores.
•
Make capital expenditures in the range of approximately $700 million to $850 million.

From 2024 to 2026, Yum China targets to

•
Reach a total store count of 20,000 by 2026.
•
Achieve a high-single-to-double-digit CAGR for system sales and operating profit, and a double-digit CAGR for EPS, using 2023 as the base year excluding F/X.
•
Return a minimum of $3 billion to shareholders through quarterly dividends and share repurchases.

Other Updates

•
Yum China was ranked number one globally for the Restaurant & Leisure Facilities Industry in the S&P Global 2023 Corporate Sustainability Assessment, reflecting its unwavering commitment to environmental, social, and governance. 2023 marked the fourth consecutive year that Yum China was selected as a member of both the Dow Jones Sustainability Indices: World Index and Emerging Market Index.
•
Yum China was once again named by Top Employers Institute as a Top Employer in China for the sixth consecutive year. Yum China was first in the restaurant industry. This latest recognition underscores the Company’s continued dedication to providing an exceptional working environment and experience for its people.
•
Yum China has been named to the Fortune World’s Most Admired Companies list for 2024, ranked #5 in the food service industry.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 p.m. U.S. Eastern Time on Tuesday, February 6, 2024 (8:00 a.m. Beijing/Hong Kong Time on Wednesday, February 7, 2024).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/rav3hcwk.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers, a passcode and a unique access PIN.

Pre-registration link: https://s1.c-conf.com/diamondpass/10035579-wp1ljg.html

A replay of the conference call will be available one hour after the call ends until Wednesday, February 14, 2024 and may be accessed by phone using the following numbers:

U.S.:	1 855 883 1031
Mainland China:	400 1209 216
Hong Kong:	800 930 639
U.K.:	0800 031 4295

Replay PIN:	10035579

Additionally, this earnings release, the accompanying slides, as well as the live and archived webcast of this conference call will be available at Yum China’s Investor Relations website at http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2024 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q). In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has over 400,000 employees and operates over 14,000 restaurants under six brands across 2,000 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. Taco Bell offers innovative Mexican-inspired food. Yum China has also partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Yum China has a world-class, digitalized supply chain which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 / +852 2267 5801 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2023	12/31/2022	B/(W)		12/31/2023	12/31/2022	B/(W)
Revenues
Company sales	$2,343	$1,975	19		$10,391	$9,110	14
Franchise fees and income	20	16	24		89	81	11
Revenues from transactions with franchisees	90	68	32		372	287	30
Other revenues	40	29	37		126	91	39
Total revenues	2,493	2,088	19		10,978	9,569	15
Costs and Expenses, Net
Company restaurants
Food and paper	758	630	(20)		3,224	2,836	(14)
Payroll and employee benefits	678	570	(19)		2,725	2,389	(14)
Occupancy and other operating expenses	654	570	(15)		2,752	2,604	(6)
Company restaurant expenses	2,090	1,770	(18)		8,701	7,829	(11)
General and administrative expenses	153	145	(5)		638	594	(7)
Franchise expenses	8	7	(9)		36	34	(2)
Expenses for transactions with franchisees	86	67	(28)		356	279	(28)
Other operating costs and expenses	35	25	(38)		112	78	(43)
Closures and impairment expenses, net	12	12	5		29	32	11
Other (income) expenses, net	(1)	21	NM		—	94	100
Total costs and expenses, net	2,383	2,047	(16)		9,872	8,940	(10)
Operating Profit	110	41	170		1,106	629	76
Interest income, net	45	33	33		169	84	101
Investment (loss) gain	(17)	6	NM		(49)	(26)	(91)
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	138	80	71		1,226	687	78
Income tax provision	(33)	(24)	(39)		(329)	(207)	(59)
Equity in net earnings (losses) from equity method investments	2	2	9		4	(2)	NM
Net income – including noncontrolling interests	107	58	81		901	478	88
Net income – noncontrolling interests	10	5	(86)		74	36	(106)
Net Income – Yum China Holdings, Inc.	$97	$53	81		$827	$442	87
Effective tax rate	24.2%	29.9%	5.7	ppts.	26.9%	30.1%	3.2	ppts.

Basic Earnings Per Common Share	$0.23	$0.13			$1.99	$1.05
Weighted-average shares outstanding (in millions)	411	419			416	421

Diluted Earnings Per Common Share	$0.23	$0.13			$1.97	$1.04
Weighted-average shares outstanding (in millions)	415	423			420	425

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.4	31.9	(0.5)	ppts.	31.0	31.1	0.1	ppts.
Payroll and employee benefits	29.0	28.8	(0.2)	ppts.	26.2	26.2	—	ppts.
Occupancy and other operating expenses	27.9	28.9	1.0	ppts.	26.5	28.6	2.1	ppts.
Restaurant margin	10.7%	10.4%	0.3	ppts.	16.3%	14.1%	2.2	ppts.
Operating margin	4.7%	2.1%	2.6	ppts.	10.6%	6.9%	3.7	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2023	12/31/2022	B/(W)		12/31/2023	12/31/2022	B/(W)
Revenues
Company sales	$1,842	$1,566	18		$8,116	$7,120	14
Franchise fees and income	14	12	14		62	56	10
Revenues from transactions with franchisees	12	9	35		45	33	37
Other revenues	4	4	(15)		17	10	60
Total revenues	1,872	1,591	18		8,240	7,219	14
Costs and Expenses, Net
Company restaurants
Food and paper	598	496	(21)		2,512	2,208	(14)
Payroll and employee benefits	519	434	(20)		2,057	1,797	(14)
Occupancy and other operating expenses	504	437	(15)		2,107	1,994	(6)
Company restaurant expenses	1,621	1,367	(19)		6,676	5,999	(11)
General and administrative expenses	60	63	5		263	254	(4)
Franchise expenses	7	6	(8)		31	29	(2)
Expenses for transactions with franchisees	10	8	(32)		39	30	(33)
Other operating costs and expenses	4	3	(1)		15	7	(91)
Closures and impairment expenses, net	3	5	47		12	16	28
Other expenses, net	—	22	99		2	97	98
Total costs and expenses, net	1,705	1,474	(16)		7,038	6,432	(9)
Operating Profit	$167	$117	43		$1,202	$787	53
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.5	31.7	(0.8)	ppts.	31.0	31.0	—	ppts.
Payroll and employee benefits	28.2	27.7	(0.5)	ppts.	25.3	25.2	(0.1)	ppts.
Occupancy and other operating expenses	27.3	27.9	0.6	ppts.	26.0	28.1	2.1	ppts.
Restaurant margin	12.0%	12.7%	(0.7)	ppts.	17.7%	15.7%	2.0	ppts.
Operating margin	9.1%	7.4%	1.7	ppts.	14.8%	11.0%	3.8	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2023	12/31/2022	B/(W)		12/31/2023	12/31/2022	B/(W)
Revenues
Company sales	$486	$398	22		$2,214	$1,939	14
Franchise fees and income	1	1	25		7	7	9
Revenues from transactions with franchisees	1	1	9		4	4	11
Other revenues	8	4	90		21	10	114
Total revenues	496	404	23		2,246	1,960	15
Costs and Expenses, Net
Company restaurants
Food and paper	155	131	(18)		692	612	(13)
Payroll and employee benefits	153	135	(14)		649	572	(14)
Occupancy and other operating expenses	141	125	(13)		610	577	(6)
Company restaurant expenses	449	391	(15)		1,951	1,761	(11)
General and administrative expenses	29	26	(11)		118	110	(7)
Franchise expenses	1	1	(13)		4	4	(8)
Expenses for transactions with franchisees	1	—	(11)		4	3	(11)
Other operating costs and expenses	8	3	(117)		19	8	(124)
Closures and impairment expenses, net	3	3	1		8	4	(135)
Total costs and expenses, net	491	424	(16)		2,104	1,890	(11)
Operating Profit	$5	$(20)	NM		$142	$70	102
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.0	32.9	0.9	ppts.	31.3	31.5	0.2	ppts.
Payroll and employee benefits	31.7	33.9	2.2	ppts.	29.3	29.5	0.2	ppts.
Occupancy and other operating expenses	29.0	31.3	2.3	ppts.	27.6	29.8	2.2	ppts.
Restaurant margin	7.3%	1.9%	5.4	ppts.	11.8%	9.2%	2.6	ppts.
Operating margin	1.1%	(5.0)%	6.1	ppts.	6.4%	3.6%	2.8	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	12/31/2023	12/31/2022
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,128	$1,130
Short-term investments	1,472	2,022
Accounts receivable, net	68	64
Inventories, net	424	417
Prepaid expenses and other current assets	339	307
Total Current Assets	3,431	3,940
Property, plant and equipment, net	2,310	2,118
Operating lease right-of-use assets	2,217	2,219
Goodwill	1,932	1,988
Intangible assets, net	150	159
Long-term bank deposits and notes	1,265	680
Equity investments	332	361
Deferred income tax assets	129	113
Other assets	265	248
Total Assets	12,031	11,826

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,164	2,096
Short-term borrowings	168	2
Income taxes payable	90	68
Total Current Liabilities	2,422	2,166
Non-current operating lease liabilities	1,899	1,906
Non-current finance lease liabilities	44	42
Deferred income tax liabilities	390	390
Other liabilities	157	162
Total Liabilities	4,912	4,666

Redeemable Noncontrolling Interest	13	12

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 407 million shares and 419 million shares issued and outstanding at December 31, 2023 and 2022, respectively.	4	4
Additional paid-in capital	4,320	4,390
Retained earnings	2,310	2,191
Accumulated other comprehensive loss	(229)	(103)
Total Yum China Holdings, Inc. Stockholders' Equity	6,405	6,482
Noncontrolling interests	701	666
Total Equity	7,106	7,148
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$12,031	$11,826

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year Ended
	12/31/2023	12/31/2022
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$901	$478
Depreciation and amortization	453	602
Non-cash operating lease cost	404	435
Closures and impairment expenses	29	32
Investment loss	49	26
Equity in net (earnings) losses from equity method investments	(4)	2
Distributions of income received from equity method investments	11	7
Deferred income taxes	(10)	(20)
Share-based compensation expense	64	42
Changes in accounts receivable	(6)	(1)
Changes in inventories	(19)	(19)
Changes in prepaid expenses, other current assets and VAT assets	(35)	207
Changes in accounts payable and other current liabilities	84	16
Changes in income taxes payable	25	25
Changes in non-current operating lease liabilities	(407)	(396)
Other, net	(66)	(23)
Net Cash Provided by Operating Activities	1,473	1,413
Cash Flows – Investing Activities
Capital spending	(710)	(679)
Purchases of short-term investments, long-term bank deposits and notes	(3,517)	(5,189)
Maturities of short-term investments, long-term bank deposits and notes	3,499	5,365
Acquisition of business, net of cash acquired	—	(23)
Acquisition of equity investment	(20)	—
Other, net	5	4
Net Cash Used in Investing Activities	(743)	(522)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	264	2
Payment of short-term borrowings	(100)	—
Repurchase of shares of common stock	(613)	(466)
Cash dividends paid on common stock	(216)	(202)
Dividends paid to noncontrolling interests	(77)	(72)
Acquisitions of noncontrolling interests	—	(113)
Contributions from noncontrolling interests	35	18
Payment of acquisition related holdback	(3)	(7)
Other, net	(6)	(4)
Net Cash Used in Financing Activities	(716)	(844)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	(16)	(53)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(2)	(6)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Year	1,130	1,136
Cash, Cash Equivalents, and Restricted Cash - End of Year	$1,128	$1,130

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.
•
Certain comparative items in the Condensed Consolidated Financial Statements have been reclassified to conform to the current period’s presentation to facilitate comparison.

Unit Count by Brand

KFC

	12/31/2022	New Builds	Closures	Acquired	Refranchised	12/31/2023
Company-owned	8,214	1,246	(222)	2	(3)	9,237
Franchisees	880	193	(15)	(2)	3	1,059
Total	9,094	1,439	(237)	—	—	10,296

Pizza Hut

	12/31/2022	New Builds	Closures	Refranchised	12/31/2023
Company-owned	2,760	515	(118)	(2)	3,155
Franchisees	143	16	(4)	2	157
Total	2,903	531	(122)	—	3,312

Others

	12/31/2022	New Builds	Closures	12/31/2023
Company-owned	187	93	(24)	256
Franchisees	763	142	(125)	780
Total	950	235	(149)	1,036

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit that excludes Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analyst may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Restaurant margin is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies, VAT deductions due to tax policy changes, and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results, and we use this measure for the purposes of evaluating the performance of our core operations.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022

Non-GAAP Reconciliations

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$110	$41	$1,106	$629
Special Items, Operating Profit	(6)	1	(15)	(4)
Adjusted Operating Profit	$116	$40	$1,121	$633
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$97	$53	$827	$442
Special Items, Net Income –Yum China Holdings, Inc.	(6)	1	(15)	(4)
Adjusted Net Income – Yum China Holdings, Inc.	$103	$52	$842	$446
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.23	$0.13	$1.99	$1.05
Special Items, Basic Earnings Per Common Share	(0.02)	—	(0.03)	(0.01)
Adjusted Basic Earnings Per Common Share	$0.25	$0.13	$2.02	$1.06
Diluted Earnings Per Common Share	$0.23	$0.13	$1.97	$1.04
Special Items, Diluted Earnings Per Common Share	(0.02)	—	(0.03)	(0.01)
Adjusted Diluted Earnings Per Common Share	$0.25	$0.13	$2.00	$1.05
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	24.2%	29.9%	26.9%	30.1%
Impact on effective tax rate as a result of Special Items	1.0%	(0.4)%	0.4%	0.2%
Adjusted effective tax rate	23.2%	30.3%	26.5%	29.9%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$97	$53	$827	$442
Net income – noncontrolling interests	10	5	74	36
Equity in net (earnings) losses from equity method investments	(2)	(2)	(4)	2
Income tax provision	33	24	329	207
Interest income, net	(45)	(33)	(169)	(84)
Investment loss (gain)	17	(6)	49	26
Operating Profit	110	41	1,106	629
Special Items, Operating Profit	6	(1)	15	4
Adjusted Operating Profit	116	40	1,121	633
Depreciation and amortization	114	135	453	602
Store impairment charges	13	14	37	51
Adjusted EBITDA	$243	$189	$1,611	$1,286

Details of Special Items are presented below:

	Quarter Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022

Share-based compensation expense for Partner PSU Awards(1)	$(6)	$1	$(15)	$(4)
Special Items, Operating Profit	(6)	1	(15)	(4)
Tax effect on Special Items(2)	—	—	—	—
Special Items, net income – including noncontrolling interests	(6)	1	(15)	(4)
Special Items, net income – noncontrolling interests	—	—	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$(6)	$1	$(15)	$(4)
Weighted-average Diluted Shares Outstanding (in millions)	415	423	420	425
Special Items, Diluted Earnings Per Common Share	$(0.02)	$—	$(0.03)	$(0.01)

(1)
In February 2020, the Company granted Partner PSU Awards to select employees who were deemed critical to the Company’s execution of its strategic operating plan. These PSU awards will only vest if threshold performance goals are achieved over a four-year performance period, with the payout ranging from 0% to 200% of the target number of shares subject to the PSU awards. Partner PSU Awards were granted to address increased competition for executive talent, motivate transformational performance and encourage management retention. Given the unique nature of these grants, the Compensation Committee does not intend to grant similar, special grants to the same employees during the performance period. The impact from these special awards is excluded from metrics that management uses to assess the Company’s performance.
(2)
The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change	Year ended		% Change
	12/31/2023	12/31/2022	B/(W)	12/31/2023	12/31/2022	B/(W)
Reconciliation of Operating Profit to Core Operating Profit
Operating profit	$110	$41	170	$1,106	$629	76
Special Items, Operating Profit	6	(1)		15	4
Adjusted Operating Profit	$116	$40	193	$1,121	$633	77
Items Affecting Comparability
Temporary relief from landlords(1)	(1)	(12)		(11)	(39)
Temporary relief from government agencies(2)	(3)	(14)		(7)	(48)
VAT deductions(3)	(2)	(8)		(44)	(16)
Amortization of reacquired franchise rights(4)	—	23		2	97
F/X impact	1	—		60	—
Core Operating Profit	$111	$29	324	$1,121	$627	79

(1)
In relation to the effects of the COVID-19 pandemic, the Company was granted lease concessions from landlords. The lease concessions were primarily in the form of rent reduction over the period of time when the Company’s restaurant business was adversely impacted. Such concessions were primarily recognized as a reduction of Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statement of Income in the period the concession was granted.
(2)
In relation to the effects of the COVID-19 pandemic, the government issued a policy in 2020 on reducing enterprise social security contribution, and the Company recorded one-time relief of $11 million and $33 million, respectively, for the fourth quarter and year ended December 31, 2022. In addition, this also includes government subsidies for employee benefits and providing training to employees, with higher amounts received during 2022 impacted by the COVID-19 pandemic. The temporary relief was primarily recognized as a reduction to Payroll and employee benefits within Company restaurant expenses included in the Condensed Consolidated Statement of Income.
(3)
Pursuant to the tax policy issued by relevant government authorities, general VAT taxpayers in certain industries that meet certain criteria are allowed to claim an additional 10% or 15% input VAT, which will be used to offset their VAT payables. This VAT policy was further extended to December 31, 2023 but the additional deduction was reduced to 5% or 10% respectively. VAT deductions were primarily recorded as a reduction to Food and paper and Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statements of Income. Based on the information currently available to the Company, such preferential policy is not expected to be extended.
(4)
As a result of the acquisition of our previously unconsolidated joint ventures of Hangzhou KFC, Suzhou KFC and Wuxi KFC, $66 million, $61 million and $61 million of the purchase price were allocated to intangible assets related to reacquired franchise rights, respectively, which were amortized over the remaining franchise contract period of 1 year, 2.4 years and 5 years, respectively. The reacquired franchise rights were fully amortized as of March 31, 2023. The amortization was recorded in Other (Income) Expenses, net included in the Condensed Consolidated Statements of Income.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,842	$486	$15	$—	$—	$2,343
Franchise fees and income	14	1	5	—	—	20
Revenues from transactions with franchisees(2)	12	1	18	59	—	90
Other revenues	4	8	156	12	(140)	40
Total revenues	$1,872	$496	$194	$71	$(140)	$2,493
Company restaurant expenses	1,621	449	20	—	—	2,090
General and administrative expenses	60	29	11	53	—	153
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	10	1	17	58	—	86
Other operating costs and expenses	4	8	151	12	(140)	35
Closures and impairment expenses, net	3	3	6	—	—	12
Other expenses (income), net	—	—	—	(1)	—	(1)
Total costs and expenses, net	1,705	491	205	122	(140)	2,383
Operating Profit (Loss)	$167	$5	$(11)	$(51)	$—	$110

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Quarter Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$167	$5	$(11)	$(51)	$—	$110
Less:
Franchise fees and income	14	1	5	—	—	20
Revenues from transactions with franchisees(2)	12	1	18	59	—	90
Other revenues	4	8	156	12	(140)	40
Add:
General and administrative expenses	60	29	11	53	—	153
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	10	1	17	58	—	86
Other operating costs and expenses	4	8	151	12	(140)	35
Closures and impairment expenses, net	3	3	6	—	—	12
Other expenses (income), net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$221	$37	$(5)	$—	$—	$253
Company sales	1,842	486	15	—	—	2,343
Restaurant margin %	12.0%	7.3%	(35.9)%	N/A	N/A	10.7%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Quarter Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$167	$5	$(11)	$(51)	$—	$110
Special Items, Operating Profit	—	—	—	6	—	6
Adjusted Operating Profit	$167	$5	$(11)	$(45)	$—	$116
Items Affecting Comparability
Temporary relief from landlords	(1)	—	—	—	—	(1)
Temporary relief from government agencies	(2)	(1)	—	—	—	(3)
VAT deductions	(2)	—	—	—	—	(2)
Amortization of reacquired franchise rights	—	—	—	—	—	—
F/X impact	2	—	—	(1)	—	1
Core Operating Profit (Loss)	$164	$4	$(11)	$(46)	$—	$111

	Quarter Ended 12/31/2022
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,566	$398	$11	$—	$—	$1,975
Franchise fees and income	12	1	3	—	—	16
Revenues from transactions with franchisees(2)	9	1	10	48	—	68
Other revenues	4	4	156	11	(146)	29
Total revenues	$1,591	$404	$180	$59	$(146)	$2,088
Company restaurant expenses	1,367	391	15	—	(3)	1,770
General and administrative expenses	63	26	10	46	—	145
Franchise expenses	6	1	—	—	—	7
Expenses for transactions with franchisees(2)	8	—	11	48	—	67
Other operating costs and expenses	3	3	151	11	(143)	25
Closures and impairment expenses, net	5	3	4	—	—	12
Other expenses (income), net	22	—	—	(1)	—	21
Total costs and expenses, net	1,474	424	191	104	(146)	2,047
Operating Profit (Loss)	$117	$(20)	$(11)	$(45)	$—	$41

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Quarter Ended 12/31/2022
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$117	$(20)	$(11)	$(45)	$—	$41
Less:
Franchise fees and income	12	1	3	—	—	16
Revenues from transactions with franchisees(2)	9	1	10	48	—	68
Other revenues	4	4	156	11	(146)	29
Add:
General and administrative expenses	63	26	10	46	—	145
Franchise expenses	6	1	—	—	—	7
Expenses for transactions with franchisees(2)	8	—	11	48	—	67
Other operating costs and expenses	3	3	151	11	(143)	25
Closures and impairment expenses, net	5	3	4	—	—	12
Other expenses (income), net	22	—	—	(1)	—	21
Restaurant profit (loss)	$199	$7	$(4)	$—	$3	$205
Company sales	1,566	398	11	—	—	1,975
Restaurant margin %	12.7%	1.9%	(42.6)%	N/A	N/A	10.4%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Quarter Ended 12/31/2022
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$117	$(20)	$(11)	$(45)	$—	$41
Special Items, Operating Profit	—	—	—	(1)	—	(1)
Adjusted Operating Profit	$117	$(20)	$(11)	$(46)	$—	$40
Items Affecting Comparability
Temporary relief from landlords	(10)	(2)	—	—	—	(12)
Temporary relief from government agencies	(10)	(4)	—	—	—	(14)
VAT deductions	(5)	(1)	(2)	—	—	(8)
Amortization of reacquired franchise rights	23	—	—	—	—	23
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$115	$(27)	$(13)	$(46)	$—	$29

	Year Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$8,116	$2,214	$61	$—	$—	$10,391
Franchise fees and income	62	7	20	—	—	89
Revenues from transactions with franchisees(2)	45	4	74	249	—	372
Other revenues	17	21	624	44	(580)	126
Total revenues	$8,240	$2,246	$779	$293	$(580)	$10,978
Company restaurant expenses	6,676	1,951	76	—	(2)	8,701
General and administrative expenses	263	118	43	214	—	638
Franchise expenses	31	4	1	—	—	36
Expenses for transactions with franchisees(2)	39	4	67	246	—	356
Other operating costs and expenses	15	19	614	42	(578)	112
Closures and impairment expenses, net	12	8	9	—	—	29
Other expenses (income), net	2	—	—	(2)	—	—
Total costs and expenses, net	7,038	2,104	810	500	(580)	9,872
Operating Profit (Loss)	$1,202	$142	$(31)	$(207)	$—	$1,106

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Year Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,202	$142	$(31)	$(207)	$—	$1,106
Less:
Franchise fees and income	62	7	20	—	—	89
Revenues from transactions with franchisees(2)	45	4	74	249	—	372
Other revenues	17	21	624	44	(580)	126
Add:
General and administrative expenses	263	118	43	214	—	638
Franchise expenses	31	4	1	—	—	36
Expenses for transactions with franchisees(2)	39	4	67	246	—	356
Other operating costs and expenses	15	19	614	42	(578)	112
Closures and impairment expenses, net	12	8	9	—	—	29
Other expenses (income), net	2	—	—	(2)	—	—
Restaurant profit (loss)	$1,440	$263	$(15)	$—	$2	$1,690
Company sales	8,116	2,214	61	—	—	10,391
Restaurant margin %	17.7%	11.8%	(25.1)%	N/A	N/A	16.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Year Ended 12/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,202	$142	$(31)	$(207)	$—	$1,106
Special Items, Operating Profit	—	—	—	15	—	15
Adjusted Operating Profit	$1,202	$142	$(31)	$(192)	$—	$1,121
Items Affecting Comparability
Temporary relief from landlords	(9)	(2)	—	—	—	(11)
Temporary relief from government agencies	(5)	(2)	—	—	—	(7)
VAT deductions	(36)	(6)	(2)	—	—	(44)
Amortization of reacquired franchise rights	2	—	—	—	—	2
F/X impact	57	11	(2)	(6)	—	60
Core Operating Profit (Loss)	$1,211	$143	$(35)	$(198)	$—	$1,121

	Year Ended 12/31/2022
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$7,120	$1,939	$51	$—	$—	$9,110
Franchise fees and income	56	7	18	—	—	81
Revenues from transactions with franchisees(2)	33	4	39	211	—	287
Other revenues	10	10	563	42	(534)	91
Total revenues	$7,219	$1,960	$671	$253	$(534)	$9,569
Company restaurant expenses	5,999	1,761	70	—	(1)	7,829
General and administrative expenses	254	110	46	184	—	594
Franchise expenses	29	4	1	—	—	34
Expenses for transactions with franchisees(2)	30	3	35	211	—	279
Other operating costs and expenses	7	8	557	39	(533)	78
Closures and impairment expenses, net	16	4	12	—	—	32
Other expenses (income), net	97	—	—	(3)	—	94
Total costs and expenses, net	6,432	1,890	721	431	(534)	8,940
Operating Profit (Loss)	$787	$70	$(50)	$(178)	$—	$629

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Year Ended 12/31/2022
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$787	$70	$(50)	$(178)	$—	$629
Less:
Franchise fees and income	56	7	18	—	—	81
Revenues from transactions with franchisees(2)	33	4	39	211	—	287
Other revenues	10	10	563	42	(534)	91
Add:
General and administrative expenses	254	110	46	184	—	594
Franchise expenses	29	4	1	—	—	34
Expenses for transactions with franchisees(2)	30	3	35	211	—	279
Other operating costs and expenses	7	8	557	39	(533)	78
Closures and impairment expenses, net	16	4	12	—	—	32
Other expenses (income), net	97	—	—	(3)	—	94
Restaurant profit (loss)	$1,121	$178	$(19)	$—	$1	$1,281
Company sales	7,120	1,939	51	—	—	9,110
Restaurant margin %	15.7%	9.2%	(37.6)%	N/A	N/A	14.1%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Year Ended 12/31/2022
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$787	$70	$(50)	$(178)	$—	$629
Special Items, Operating Profit	—	—	—	4	—	4
Adjusted Operating Profit	$787	$70	$(50)	$(174)	$—	$633
Items Affecting Comparability
Temporary relief from landlords	(32)	(6)	(1)	—	—	(39)
Temporary relief from government agencies	(34)	(14)	—	—	—	(48)
VAT deductions	(12)	(2)	(2)	—	—	(16)
Amortization of reacquired franchise rights	97	—	—	—	—	97
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$806	$48	$(53)	$(174)	$—	$627

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.